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                                                                    Exhibit 99.1

                                                  1700 South Patterson Boulevard
                                                  Dayton, OH 45479

        [LOGO]
         NCR                                      NEWS RELEASE
Transforming Transactions
  into Relationships

For media information:                            For investor information:

John Hourigan                                     Gregg Swearingen
NCR Corporation                                   NCR Corporation
(937) 445-2078                                    (937) 445-4700
john.hourigan@ncr.com                             gregg.swearingen@ncr.com

For Release on March 4, 2003

                 NCR Announces Senior Management Appointments in
             Data Warehousing and Retail Store Automation Businesses

         DAYTON, Ohio - NCR Corporation (NYSE: NCR) today announced that the board of directors named Mike Koehler as senior vice president of the Teradata Division and Lee Schram as senior vice president of the Retail Solutions Division, effective immediately. Koehler and Schram will report to Mark Hurd, who becomes NCR's chief executive officer on March 14, 2003.

         "Both Mike and Lee have exceptional track records with the company and outstanding domain knowledge. They are recognized as advocates and drivers of operational excellence in their respective businesses, which is a top priority for the company. I have tremendous confidence in them," said Hurd.

         In his new position, Koehler is responsible for the company's $1.23 billion data warehousing and analytical applications business. Koehler has been with NCR for 28 years, rising through the company in various sales management and marketing positions. He has led the Teradata Division on an interim basis since September 2002, following Hurd's appointment as NCR's chief operating officer, while also leading global sales and service for the division.

         "We had incredible interest within the technology industry in this position, which says a great deal about Teradata's current market position and its future prospects," said Hurd.

         After a thorough selection process, NCR's management and board of directors concluded that Koehler was the best and most qualified candidate for the permanent leadership position.

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     "Under Mike's leadership, Teradata has built a world-class global sales force that has fueled the division's growth and profit improvement," said Hurd. "As interim leader, he delivered fourth-quarter performance that outpaced Teradata's peer group with 8 percent revenue growth and a 160 percent increase in profitability versus the prior-year period, further demonstrating his leadership ability and operational talent. We have a great opportunity to further strengthen Teradata's market position, and Mike is the right person to lead that effort."

     Lee Schram is assuming responsibility for the company's $714 million retail store automation business. Schram has been with NCR for 20 years, rising through the company in progressively more senior finance and operational roles. Most recently, he was vice president and general manager of the company's Payment & Imaging Solutions business. Prior to that, he was chief financial officer of the Retail & Financial Group. He also served as chief financial officer of the retail business.

     "Lee knows retail and brings to this assignment the absolute best combination of operational expertise and domain knowledge you could find in one individual," said Hurd.

     "Lee has a remarkable ability to develop and operationalize a plan and work the details to get the job done. Under his leadership, our Payment & Imaging business generated a double- digit percentage increase in profitability last year. He achieved this by reducing product costs and streamlining the expense structure," said Hurd. "I am confident he will bring the same focused discipline and energy that he demonstrated in his prior roles to growing and improving the operating performance of our retail business."

     Schram replaces Senior Vice President Mohsen Sohi who is leaving NCR to pursue other opportunities.

About NCR Corporation

     NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR's ATMs, retail systems, Teradata(R) data warehouses and IT services provide Relationship Technology(TM) solutions that maximize the value of customer interactions. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 30,100 people worldwide.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

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Note to Investors

     This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts' earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially.

     In addition to the factors discussed in this release, other risks and uncertainties include: the impact of recent terrorist activity on the economy or the markets in general or on the ability of NCR to meet its commitments to customers, the ability of NCR's suppliers to meet their commitments to NCR or the timing of purchases by NCR's customers; the timely development, production or acquisition and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product cycles and rapidly changing technologies; turnover of workforce and the ability to attract and retain skilled employees; tax rates; ability to execute the company's business plan; general economic and business conditions; and other factors detailed from time to time in the company's Securities and Exchange Commission reports and the company's annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.